Exhibit 99.1

REVOCABLE PROXY

CHEVIOT FINANCIAL CORP.
SPECIAL MEETING OF STOCKHOLDERS

                           , 2016

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Cheviot Financial Corp. (“Cheviot”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Cheviot which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at Cheviot’s main office at 3723 Glenmore Avenue, Cincinnati, Ohio 45211, on                , 2016, at      :             .m., Eastern Time.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.

To approve and adopt the Agreement and Plan of Merger dated November 23, 2015 (the “Merger Agreement”), by and between MainSource Financial Group, Inc. (“MainSource”) and Cheviot, pursuant to which Cheviot will merge with and into MainSource (the “Merger”) and to approve the Merger;

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Cheviot in connection with the Merger;	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.

To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve and adopt the Merger Agreement and the Merger; and

		☐	☐	☐

such other matters as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting and a Proxy Statement/Prospectus dated                             , 2016.

Dated:	☐ Check Box if You Plan
to Attend Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.